Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is entered into as of May 19, 2011 (the “Execution Date”) among Weatherford International Ltd., a Swiss joint stock corporation and the parent company of the Purchaser (the “Parent”), Lawrence R. Floryan, not individually, but solely in his capacity as the representative of the Shareholders (the “Shareholder Representative”), and any other Eligible Sellers (as defined below) who may become a party to this Agreement on or after the Execution Date. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).
PRELIMINARY STATEMENTS
     A. The Shareholders are acquiring all of the Share Consideration pursuant to the terms and conditions of the agreement and plan of merger dated April 29, 2011, by and among the Purchaser, the Parent, the Merger Sub, the Company and the Shareholder Representative (the “Merger Agreement”).
     B. As a condition to consummate the transactions contemplated by the Merger Agreement, Parent has agreed to enter into this Agreement with the Shareholder Representative to set forth the registration rights to be granted by Parent to the Shareholders.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms not defined elsewhere shall have the following respective meanings:
     “Blackout Period” shall mean, with respect to a registration, a period in each case commencing on the day immediately after Purchaser notifies the Eligible Sellers that they are required, pursuant to Section 4(f), to suspend offers and sales of Registrable Securities because Parent, in the good faith judgment of its Board of Directors, has determined (because such offer and sale of any Registrable Securities would materially interfere with any acquisition, corporate reorganization, financing activity, or similar other transaction involving Parent, or would require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential or non-public, or because of the unavailability for reasons beyond Parent’s control of any required financial statements, or any other event or condition of similar significance to Parent) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to Parent and its shareholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material, and (b) such time as Parent makes such Registration Statement effective again, or allows sales pursuant to such Registration Statement to resume; provided, however, that Parent shall limit its use of Blackout Periods described in this Section 1, in the aggregate, to 30 trading days and Parent may not invoke a Blackout Period more than twice in any twelve month period.

     “Eligible Seller” means the Shareholders and each of their Permitted Transferees.
     “Final Prospectus Supplement” shall mean the prospectus supplement relating to the Registration Statement and covering the Share Consideration to be filed pursuant to Rule 424(b) of the Securities Act, together with the base prospectus included in the Registration Statement.
     “Permitted Transferees” shall mean any Shareholder, any family member of a Shareholder, any trust established for the benefit of a Shareholder or family member of a Shareholder or any family limited partnership owned by a Shareholder or a family member of a Shareholder to which any Eligible Seller transfers, sells or otherwise disposes of the Share Consideration in accordance with applicable Laws and this Agreement.
     “Registrable Securities” shall mean (a) the shares of Parent Stock comprising the Share Consideration delivered to the Shareholders pursuant to the terms of the Merger Agreement and (b) any Parent Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Share Consideration; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earlier of the time (a) the Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement, (b) such Registrable Security has been, or can be in a single transaction and without restriction, disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force), or (c) such Registrable Security has been assigned, sold or otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registration Filing Date” shall mean as soon as practicable following the Closing Date and in any event prior to May 27, 2011 (the “Outside Date”) pursuant to Section 5.13 of the Merger Agreement.
     “Registration Statement” shall mean an “automatic shelf registration statement” on Form S-3, as defined in Rule 405 under the Securities Act and which meets the requirements set forth in Rule 415(a)(1)(i), including the related base prospectus, and shall also include for purposes of this Agreement, as applicable, the Final Prospectus Supplement and any other amendments or supplements filed pursuant to this Agreement relating to the registration of Registrable Securities or, in the event such registration statement shall no longer be effective or shall otherwise become unavailable for the offer and sales of the Share Consideration as contemplated by this Agreement, a registration statement on such form as shall be appropriate for the Eligible Sellers to offer and sell shares in the manner contemplated hereby.
     “SEC” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “SEC Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto first became or become effective.
     “Securities Act” shall mean the United States Securities Act of 1933, as amended.

     2. Term. The rights granted to the Eligible Sellers hereunder shall commence on the Execution Date and continue in full force and effect until the earlier of (i) such time as there are no Registrable Securities hereunder, (ii) Parent’s obligations under Section 4(a) have otherwise ceased or (iii) on the Outside Date if the Registration Filing Date has not occurred by the Outside Date and the Purchaser shall have paid the Substituted Cash Consideration to the Shareholders in lieu of the Share Consideration pursuant to Section 1.2(b)(iii) of the Merger Agreement, unless terminated sooner by written agreement of Parent and the Shareholder Representative (on behalf of the Eligible Sellers) (in whole or solely regarding an applicable Eligible Seller).
     3. Registration. Subject to Section 2(iii), no later than the Registration Filing Date, Parent shall file with the SEC the Registration Statement and a Final Prospectus Supplement relating to the Registration Statement and the resale by the Eligible Sellers of all of the Share Consideration comprising the Registrable Securities and pay the registration fee with respect thereto. Parent shall cause the Registration Statement to be automatically effective upon filing. The plan of distribution indicated in the Registration Statement will include all such transactions as the Eligible Sellers may reasonably request in writing prior to the filing of the Registration Statement (other than an underwritten offering) and that can be included in the Registration Statement under the rules and regulations of the SEC. Parent will notify the Shareholder Representative promptly after Parent receives notice that the Registration Statement has become effective.
     4. Registration Procedures. In the case of each registration, qualification, or compliance effected by Parent pursuant to Section 3 or Section 4(e) hereof, Parent will keep each Eligible Seller including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense with respect to the Registration Statement and Final Prospectus Supplement filed pursuant to Section 3, Parent will:
          (a) use its commercially reasonable efforts to cause such Registration Statement to remain effective at least for a period ending with the first to occur of (i) the date which is six months following the Registration Filing Date (or for such longer period if extended pursuant to Section 5), (ii) the sale of all Registrable Securities covered by the Registration Statement, and (iii) the date which the unsold securities covered by the Registration Statement cease to be Registrable Securities (in any case, the “Effectiveness Period”). Parent shall be deemed not to have used its commercially reasonable efforts to cause such Registration Statement to remain effective during the requisite period if it voluntarily takes any action that would result in the Eligible Sellers covered thereby not being able to offer and sell such securities during that period, unless such action is required by applicable Law.
          (b) if the Registration Statement is subject to review by the SEC, promptly respond to all comments and use its commercially reasonable efforts to diligently pursue resolution of any comments to the satisfaction of the SEC;
          (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Final Prospectus Supplement used in connection therewith as may be necessary to keep the Registration Statement effective during the Effectiveness Period (but in any event at least until expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in the Registration Statement;
          (d) furnish, without charge, to each Eligible Seller of Registrable Securities covered by the Registration Statement (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), and of each amendment and supplement thereto as such Eligible Seller may request, (ii) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Eligible Seller may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Eligible Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Eligible Seller, but only during the Effectiveness Period;
          (e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Eligible Seller of Registrable Securities covered by the Registration Statement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Eligible Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Eligible Seller; provided that Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
          (f) as promptly as practicable after becoming aware of such event, provide written notice to each Eligible Seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to Parent’s attention if as a result of such event the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Parent shall promptly prepare and furnish to such Eligible Seller and, if applicable, file with the SEC under the Securities Act, a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;
          (g) comply, and continue to comply during the period that the Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by the Registration Statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the initial SEC Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (h) as promptly as practicable after becoming aware of such event, notify each Eligible Seller of Registrable Securities being offered or sold pursuant to the Registration Statement of the initiation by the SEC of any proceedings with respect to, or the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement;
          (i) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange or such other principal securities market on which securities of the same class or series issued by Parent are then listed or traded;
          (j) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;
          (k) cooperate with the Eligible Sellers that sell Registrable Securities pursuant to the Registration Statement to issue and deliver such Registrable Securities in uncertificated book-entry form (not bearing any restrictive notations) to be offered pursuant to the Registration Statement and enable such book-entries to be in such denominations or amounts as the Eligible Sellers may reasonably request, registered in such names as the Eligible Sellers may request within the settlement period specified in Rule 15c6-1 under the Exchange Act; and
          (l) during the Effectiveness Period, refrain from bidding for or purchasing any Parent Stock or any right to purchase Parent Stock or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Eligible Sellers to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act.
     5. Suspension of Offers and Sales. Each Eligible Seller of Registrable Securities agrees that, upon receipt of any written notice from Parent of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Eligible Seller shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Eligible Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period. In the event Parent shall give any such written notice, the applicable period mentioned in Section 4(a)(i) hereof shall be extended by the greater of (i) 10 Business Days or (ii) the number of days during the period from and including the date of the giving of such written notice pursuant to Section 4(f) hereof, or the commencement of a Blackout Period, to and including, as applicable, the date when each Eligible Seller of Registrable Securities covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or termination of a Blackout Period.
     6. Registration Expenses. Parent shall pay all required registration and filing fees in connection with any registration of the Registrable Securities. Except as provided above or elsewhere herein, each of Parent and the Shareholder Representative (on behalf of all Eligible Sellers) shall pay their own other expenses incurred in connection with any Registration

Statement filed pursuant to this Agreement, including, without limitation, the fees and disbursements of their respective counsel, accountants, and other representatives.
     7. Assignment of Rights. No Eligible Seller may assign its rights under this Agreement to any party without the prior written consent of Parent, which approval Parent may withhold in its sole discretion; provided, however, that an Eligible Seller may assign its rights under this Agreement without such consent to a Permitted Transferee as long as: (a) such transfer or assignment is effected in accordance with applicable securities Laws; (b) such Permitted Transferee agrees in writing to become a party to, and be subject to, the terms of this Agreement by properly executing a joinder in the form attached hereto as Exhibit A, which shall specify the name and address of the Permitted Transferee and identify the Registrable Securities with respect to which such rights are being transferred or assigned; and (c) such joinder is delivered to Parent. Parent shall, upon request of the transferring Eligible Seller and its Permitted Transferee (and after receiving such joinder), file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by such Permitted Transferees and shall bear any and all expenses incurred by it in connection with the first two amendments or supplements so requested; provided that, notwithstanding anything else herein to the contrary, the Shareholder Representative (on behalf of all Eligible Sellers) shall pay any and all expenses properly incurred by Parent in connection with any subsequent amendments or supplements so requested by the Eligible Sellers, including, without limitation, the reasonable fees and disbursements of Company’s counsel, accountants, and other representatives incurred in connection therein.
     8. Information by Eligible Sellers; Free Writing Prospectuses.
          (a) The Eligible Sellers or the Shareholder Representative shall furnish to Parent such information regarding such Eligible Sellers and the distribution proposed by such Eligible Sellers as Parent may reasonably request in writing. The Shareholder Representative (on behalf of each Eligible Seller) agrees that each Eligible Seller’s name as it is to be listed in the Registration Statement is accurately set forth in the Selling Shareholders Questionnaire. Notwithstanding anything else herein to the contrary, Parent shall have no obligation to file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by any Eligible Seller until such Eligible Seller (or the Shareholders Representative on its behalf) shall have furnished Parent with all information and statements about or pertaining to such Eligible Seller in such reasonable detail and on such timely basis as is reasonably deemed by Parent to be legally required with respect to the preparation of such filing.
          (b) None of the Shareholders or any Eligible Seller (or any Person on their behalf) shall prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by Parent in writing specifically for use by the Eligible Sellers in a Free Writing Prospectus, which approval Parent may withhold in its reasonable discretion.
     9. Indemnification.
          (a) In connection with the offer and sale of Registrable Securities under the Registration Statement, Parent shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by Law, each Eligible Seller, its directors, officers, and each Person, if any, who controls any such Eligible Seller against any Losses to which any such Person may become subject under the Securities Act or the Exchange Act insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement) or not misleading in light of the circumstances under which they were made (with respect to any prospectus), and Parent shall reimburse the Eligible Seller for any legal or any other Losses reasonably incurred by them in connection with investigating, defending or settling any such Loss or Proceeding; provided that Parent shall not be liable in any such case (i) to the extent that any such Loss (or Proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished expressly for use in connection with such registration to Parent by or on behalf of such Eligible Seller or (ii) if Parent had provided to such Eligible Seller a copy of an amended preliminary prospectus or final prospectus that corrected such untrue or alleged untrue statement or such omission or alleged omission and the Person asserting any such Loss (or Proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of such preliminary or final prospectus at or prior to the written confirmation of the sale of such Registrable Securities to such Person because of the failure of such Eligible Seller to so provide such amended preliminary or final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Eligible Seller and shall survive the transfer of such shares by the Eligible Sellers.
          (b) As a condition to including any Registrable Securities to be offered by an Eligible Seller in the Registration Statement filed pursuant to this Agreement, each such Eligible Seller agrees to be bound by the terms of this Section 9(b) and to indemnify and hold harmless, to the fullest extent permitted by Law, Parent against any Losses to which Parent may become subject under the Securities Act or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about such Eligible Seller furnished to Parent by or on behalf of such Eligible Seller, and such Eligible Seller shall reimburse Parent for any legal or other expenses reasonably incurred by it in connection with investigating, defending, or settling any such Loss or Proceeding; provided, however, that the indemnity pursuant to this Section 9(b) shall in no event exceed the gross proceeds from the offering received by such Eligible Seller. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Parent and shall survive the transfer by any Eligible Seller of such shares.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding involving a claim referred to in Section 9(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9(a) or (b) hereof, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such Proceeding is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any Proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liability in respect of such claim. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
          (d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such Loss or Proceeding as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that each Eligible Seller shall not be liable for any such Loss in an amount greater than such Eligible Seller received as gross proceeds from the sale of such Eligible Seller’s Registrable Securities. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     10. Rule 144. For a period of at least twelve months following Registration, Parent will use its commercially reasonable efforts (a) to timely file all reports required to be filed by Parent after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the SEC thereunder), and (b) if Parent is not required to file reports pursuant to such sections, it will prepare and furnish to the Eligible Sellers and make publicly available in accordance with Rule 144(c) such information as is required for the Eligible Sellers to sell Parent Stock under Rule 144, all to the extent required from time to time to enable the Eligible Sellers to sell Parent Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     11. Miscellaneous.
          (a) Shareholder Representative.
          (i) By virtue of approval of the Merger or execution of the joinder to this Agreement, each Eligible Seller designates and appoints the Shareholder Representative as such Eligible Seller’s agent and attorney-in-fact with full power and authority to act for and on behalf of each Eligible Seller in all matters pertaining to this Agreement following the Execution Date. Notices or communications to or from the Shareholder Representative constitute notice to or from each of the Eligible Sellers for all purposes under this Agreement.
          (ii) The Shareholder Representative may delegate its authority as Shareholder Representative to any one of the Shareholders for a fixed or indeterminate period of time upon not fewer than 10 Business Days’ prior written notice to the Parent in accordance with Section 10.1(b) of the Merger Agreement. In the event of the death or incapacity of the Shareholder Representative, a successor Shareholder Representative will be elected promptly as set forth in Section 10.1(b) of the Merger Agreement. Each successor Shareholder Representative has all of the power, authority, rights and privileges conferred by this Agreement and the Merger Agreement upon the original Shareholder Representative, and the term “Shareholder Representative” as used in this Agreement includes any successor Shareholder Representative.
          (iii) A decision, act, consent or instruction of the Shareholder Representative constitutes a decision of all the Eligible Sellers and is final, binding and conclusive upon the Eligible Sellers and the Purchaser and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Eligible Sellers. The Purchaser and Parent are hereby relieved from any Liability to any Person for any acts done or omissions by the Purchaser or Parent in accordance with such decision, act, consent or instruction of the Shareholder Representative. Without limiting the generality of the foregoing, the Purchaser and Parent are entitled to rely, without inquiry, upon any document delivered by the Shareholder Representative as being genuine and correct.
          (iv) This appointment and grant of power and authority by the Shareholders to the Shareholder Representative is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, the Merger Agreement and other Ancillary Agreements, is irrevocable and may not be terminated by the act of any Eligible Seller or by operation of Law, whether upon the death or incapacity of any Eligible Seller, or by the occurrence of any other event.
          (b) Governing Law. Unless an exhibit specifies a different choice of law, the internal laws of the State of California (without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and its exhibits and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.
          (c) Assignment and Successors. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and Permitted Transferees.
          (d) Entire Agreement. This Agreement (together with the Selling Shareholder Questionnaire) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Any amendment of this Agreement signed by the Shareholder Representative is binding upon and effective against each Eligible Seller regardless of whether or not such Eligible Seller has in fact signed such amendment.
          (e) Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day), (c) received or rejected by the addressee, if sent by certified mail, return receipt requested or (d) sent by electronic email with confirmation of delivery with a hard copy of such electronic email communication to be delivered by one of the forms of delivery specified in clause (a), (b) or (c) hereof; in each case to the addresses, facsimile numbers or electronic mail address and marked to the attention the individual (by name or title) designated in Section 10.2 of the Merger Agreement or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice.
          (f) Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

          (g) Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
          (h) Waiver and Remedies. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Shareholder Representative is binding upon and effective against each Eligible Seller regardless of whether or not such Eligible Seller has in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.
          (i) Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.
          (j) Disputes. Article 10.11 (and Articles 10.12, and 10.13 to the extent applicable) of the Merger Agreement shall govern any dispute arising out of or in relation to this Agreement.
          (k) Effective Date of this Agreement. This Agreement will be effective as of the date hereof and shall terminate on the earliest of the dates set forth in Section 2. If this Agreement is terminated pursuant to Section 2(iii), this Agreement shall be void and of no force and effect with no obligation or liability to any party.
(Signature page follows)

     The parties have duly executed this Agreement as of the Execution Date.

Parent:

Weatherford International Ltd.

By:	/s/ Joseph C. Henry

Name:	Joseph C. Henry
Title:	Vice President — Legal

Shareholders Representative: In its capacity as Shareholder Representative and on behalf of each of the Shareholders and Eligible Sellers:

/s/ Lawrence R. Floryan

Lawrence R. Floryan
[Signature page to Registration Rights Agreement]

EXHIBIT A
FORM OF JOINDER
     Pursuant to Section 7 of the Registration Rights Agreement dated __________, 2011 (the “Agreement”) by and between Weatherford International Ltd., a Swiss joint stock corporation (“WIL Switzerland”) and Lawrence R. Floryan, not individually, but solely in his capacity as the representative of the Shareholders (the “Shareholder Representative”), the undersigned Eligible Seller and the undersigned Permitted Transferee, as those terms and any other capitalized terms used but not defined herein are defined in the Agreement, hereby agree as follows:
1)	Such Eligible Seller hereby assigns its rights under the Agreement to such Permitted Transferee solely in respect of the Registrable Securities identified on the signature page hereto; provided, however, such Eligible Seller remains otherwise subject to the terms and conditions of, and remains liable for any and all of its obligations under, the Agreement;

2)	Such Permitted Transferee hereby accepts such assignment and agrees to become a party to, and be subject to, the terms and conditions of the Agreement; and

3)	Pursuant to Section 7 of the Agreement, such Eligible Seller and such Permitted Transferee hereby request that WIL Switzerland file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of the Registrable Securities identified below by such Permitted Transferee.
(Signature page follows)

     The undersigned have duly executed this joinder on this ___ day of ________, 201__.

Eligible Seller:

By:

Name:

Title:

Permitted Transferee:

By:

Name:

Title:

Address:

Registrable Securities:

[Signature page to Form of Joinder]